UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2022

NANOMIX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-54586	27-0801073
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2121 Williams Street, San Leandro, CA 94577

(Address of principal executive offices)

(510) 428-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2022, Nanomix Corporation (the “Company”) appointed Vidur Sahney as chief operating officer of the Company, effective immediately. Mr. Sahney does not have any family relationship with any director, executive officer or person nominated or chosen by us to become an executive officer. There is no understanding or arrangement between Mr. Sahney and any other person pursuant to which Mr. Sahney was selected as an executive officer. There are no transactions in which Mr. Sahney has an interest requiring disclosure under Item 404(a) of Regulation S-K.

From May 2019 through March 2022, Mr. Sahney served as chief operating officer of ExThera Medical, a medical device company. From November 2019 through May 2021, Mr. Sahney was a senior partner at MKA Insights, a consulting company focused on the life science industry. From September 2018 through May 2019, Mr. Sahney was the Operations Lead (Medical Devices), Global Operations and Supply Chain for JUUL Labs, an electronic cigarette manufacturer. From February 2017 through August 2018, Mr. Sahney was the Vice President, Global Operations & Supply Chain for Sientra, Inc (NASDAQ: SIEN), a medical aesthetics company. Mr. Sahney received his B.S, Mechanical Engineering from San Francisco State University.

Effective March 30, 2022, the Company entered into an offer letter with Mr. Sahney The offer letter has no specific term and constitutes at-will employment. Mr. Sahney’s annual base salary will be $325,000, and he is entitled to a discretionary bonus equal to up to 30% of his then current salary based on agreed objectives. In connection with his employment, the Company also agreed to grant Mr. Sahney options to purchase 500,000 shares of common stock (the “Options”) and restricted stock units for 150,000 shares of common stock (the “RSUs” and together with the Options, the “Equity Awards”), subject to formal approval of the board of directors. The Options shall vest as follows: 25% upon the first anniversary of the date of hire and 1/48 monthly vesting thereafter for remainder of the vesting term. The RSUs shall vest as follows: 1/3 of each of the six anniversary, one year anniversary and two year anniversary of the hiring date. Mr. Sahney will participate in the compensation and benefit programs generally available to the Company’s executive officers. In addition, upon a change of control of the Company (which will be defined at a later date), any unvested Equity Awards shall vest in full and the Company shall pay him severance equal to twelve (12) months of his then-current base salary plus any pro-rated bonus for termination without cause.

A copy of the offer letter is attached hereto as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference. The above summary of the offer letter does not purport to be complete and is subject to and qualified in its entirety by reference to the attached agreement.

On March 30, 2022, the Company issued a press release announcing the appointment of Mr. Sahney. The press release is attached as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events

Additionally, on March 30, 2022, the Company announced the relocation of its corporate headquarters and laboratories to a 9,325 square foot facility at 2121 Williams Street, San Leandro, California 94577. The new location is approximately 50% larger and half the cost of the previous site. All Company telephone numbers, email and website addresses are unchanged.

On March 30, 2022, the Company issued a press release announcing its new corporate headquarters. The press release is attached as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Offer Letter, dated February 28, 2022
99.1	Press Release, dated March 30, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANOMIX CORPORATION

	By:	/s/ David Ludvigson
	Name:	David Ludvigson
	Title:	Chief Executive Officer

Date: May 10, 2022

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